SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 13, 2012

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court

Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On August 8, 2012, Isis Pharmaceuticals, Inc. (the “Company”) announced the pricing of $201.25 million aggregate principal amount of 2 ¾% Convertible Senior Notes due 2019 (the “Notes”) to be issued in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), including $26.25 million aggregate principal amount of the Notes being sold pursuant to the exercise in full of the initial purchasers’ over-allotment option.

On August 13, 2012, the Company issued $201.25 million aggregate principal amount of Notes in the Note Offering. The Notes are general unsecured senior obligations of the Company and bear interest at a fixed rate of 2 ¾% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2012. The Notes are convertible under certain circumstances and may be settled as described below. The conversion rate is initially 60.1368 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $16.63 per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or the issuance of a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or during the related redemption period in certain circumstances. The Notes will mature on October 1, 2019, unless earlier purchased, redeemed or converted.

The Company estimates the net proceeds it will receive from the Note Offering will be approximately $194.8 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use a substantial portion of the net proceeds of the Note Offering to redeem its 2 5/8% Convertible Subordinated Notes due 2027 (the “Existing Convertible Notes”), and the remainder of the proceeds for general corporate and working capital purposes.

Indenture

The Company issued the Notes pursuant to an indenture dated as of August 13, 2012 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2019 only under the following circumstances: (1) during any calendar quarter commencing after December 31, 2012 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after July 1, 2019 until the close of business on the second scheduled trading day preceding the maturity date, holders of the Notes may convert their Notes at their option at the conversion rate then in effect at any time irrespective of the foregoing conditions. The Company will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at its election, as described in the Indenture.

The Company may redeem the Notes, at its option, in whole or in part, on or after October 5, 2016 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides written notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date and $90 for each $1,000 principal amount of Notes to be redeemed, as described in the Indenture. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to purchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes (such as the Existing Convertible Notes); equal in right of payment with any of the Company’s liabilities that are not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness (including any amounts outstanding under certain of the Company’s equipment leasing arrangements); and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things:

•                  failure to pay the principal or premium on the Notes when due;

•                  failure to pay the cash and deliver the shares of the Company’s common stock (if any) due upon conversion of any Note (including any additional shares) within the time period required in the Indenture;

•                  failure to pay interest on the Notes when and the continuance of such default for a period of 30 days;

•                  failure to provide timely notice of a fundamental change or a specified corporate transaction;

•                  failure to pay when due any indebtedness for borrowed money of the Company or any significant subsidiary of the Company in excess of $25 million;

•                  failure by the Company to comply with its obligations under the Notes or the Indenture for a period of 60 days after notice if given in accordance with the Indenture; and

•                  certain events of bankruptcy or insolvency involving the Company or any significant subsidiary of the Company.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Indenture dated as of August 13, 2012 by and between Isis Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 2 ¾% Convertible Senior Note due 2019 (included in Exhibit 4.1).

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Note Offering and the Company’s intended use of net proceeds of the Note Offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to the fact that the Company’s management will have broad discretion in the use of the proceeds from the sale of the Notes and the Company’s ability to successfully redeem its Existing Convertible Notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company’s programs are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly report on Form 10-Q, which are on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: August 13, 2012	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Operating Officer,
Chief Financial Officer and Director

INDEX TO EXHIBITS

4.1	Indenture dated as of August 13, 2012 by and between Isis Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 2 ¾% Convertible Senior Note due 2019 (included in Exhibit 4.1).